ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into this 21st day of June 2017, by and among the following parties: (A) Synergy CHC Corp., a Delaware corporation (“Buyer”); (B) Perfekt Beauty Holdings LLC, a Delaware limited liability company “Seller”); and (C) CDG Holdings, LLC, a Delaware limited liability company (the “Member”).

WITNESSETH:

WHEREAS, the Seller is engaged in the business of developing and selling skincare and cosmetics products under the brand Per-fekt (the “Products” and the business related to the manufacture, sale, marketing and distribution of the Products is, collectively, the “Business”);

WHEREAS, the Member owns 92.3% of all of the issued and outstanding equity interests of the Seller; and

WHEREAS, the Seller desires to sell, and Buyer desires to purchase, all or substantially all of Seller’s assets for the consideration payable by Buyer to Seller as set forth in this Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

article 1: DEFINITIONS

1.1 Definitions. Unless the context shall otherwise require, terms used in this Agreement with initial capital letters shall have the meanings ascribed to them in Annex A, which is hereby incorporated by reference into this Agreement and made a part hereof.

1.2 Rules of Construction. For purposes of this Agreement: (a) whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms; (b) where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular; (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (d) all references to “party” and “parties” shall be deemed references to parties to this Agreement, unless the context shall otherwise require; (e) except as specifically otherwise provided in this Agreement, a reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of this Agreement or a Schedule or Exhibit of or to this Agreement; (f) the term “or” is used in its inclusive sense and shall be deemed to have the meaning “and/or”, and, together with the terms “either” and “any” shall not be exclusive; (g) the term “any” shall be deemed to have the meaning “any and/or all”; (h) when used in this Agreement, words such as “herein”, “hereinafter”, “hereby”, “hereof,” “hereto”, “hereunder” and words of similar import shall refer to this Agreement as a whole, including Schedules and Exhibits hereto, and not to any particular provision of this Agreement, unless the context clearly requires otherwise; (i) any reference to any Contract or other document or instrument or to any Law is to it as amended and supplemented from time to time through the date of the Closing (and in the case of any Law, to any successor provisions, and to any rules and regulations promulgated thereunder, in effect as of the date of this Agreement and as of the date of the Closing), unless the context requires otherwise; (j) any reference to a Person shall include the permitted successors and assigns of such Person; and (k) any reference to any materials, including any document, report, record, file or other data, shall, in each case, include any form or medium of such materials (including electronic form).

article 2: ASSET PURCHASE

2.1 Asset Purchase; Assumption of Liabilities.

(a) Asset Purchase. Upon the terms and subject to the conditions of this Agreement, and except for the assets set forth on Schedule 2.1(a) hereof, at the Closing, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from Seller, one hundred percent (100%) of the assets of the Seller, tangible and intangible, wherever located, whether or not listed in the Financial Statements (the “Purchased Assets”). The Purchased Assets include, without limitation: (i) all accounts receivable of Seller; (ii) the Beauty Brands and Costco orders; (iii) all Seller customer relationships; and (iv) and all formulas related to the Per-fekt products. The Purchased Assets shall be sold, transferred and assigned free and clear of all Liens and Encumbrances, except for Permitted Encumbrances. Notwithstanding the foregoing, the Purchased Assets will not include any of the assets listed on Schedule 2.1(a) (collectively, the “Excluded Assets”).

(b) Documentation. At the Closing, the Seller shall deliver one or more assignment and transfer agreement(s) and bill(s) of sale to the Buyer, such assignment and transfer agreement(s) and bill(s) of sale to be in form and substance reasonably acceptable to the Buyer.

(c) Assumption of Liabilities. The Buyer shall assume and agree to pay, perform and discharge when due, only the following liabilities and obligations of Seller (the “Assumed Liabilities”): (i) the Liabilities of the Seller described in Schedule 2.1(c)(i); (ii) the Liabilities of Seller arising after the Closing under the Contracts included in the Purchased Assets, including those listed on Schedule 2.1(c)(ii) (the “Assumed Contracts”), provided that the Buyer shall not assume any Liabilities of the Seller arising out of or in connection with any breaches or defaults by the Seller under the Assumed Contracts arising prior to the Closing and that the Assumed Liabilities shall not include any obligations or liabilities that were not incurred in the ordinary course of business and shall not include Liabilities or obligations that are caused by the actions or inactions of the Seller with respect to the Purchased Assets on or prior to the Closing Date; and (iii) the Liabilities arising out of operation of the Business or ownership of the Purchased Assets after Closing.

(d) Non-Assumption of Other Liabilities. Unless specifically set forth and assumed in Sections 2.1(c) or (e), the Buyer will not assume or in any way undertake to pay, perform, satisfy or discharge any Liability or other obligation whatsoever of the Seller or the Business, including, without limitation, any and all Liabilities for, relating to, arising out of or resulting from (i) any Taxes (whether payable by or for the Seller, any member of Seller or any other Person), (ii) accounts payable of the Seller not listed in Schedule 2.1(c)(i), (iii) the services or products of the Seller (including the Products) to the extent sold, performed, or delivered prior to the Closing Date (including, without limitation, any product returns, which shall remain the sole and complete liability of the Seller), (iv) the ownership or leasing of the Purchased Assets prior to or on the Closing Date, (v) any Action arising out of events occurring prior to the Closing, regardless of when made or asserted, (vi) any Liability under any Assumed Contract incurred during or relating in any way to the period prior to the Closing, (vii) any Employee or former employee of the Seller, or any consultant retained by the Seller, (viii) any obligation to indemnify, reimburse or advance amounts to any officer, director, Employee or agent of the Seller, (ix) any Action pending as of the Closing Date, (x) any Action commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date, (xi) the Seller’s compliance or noncompliance with any Law or Governmental Order, (xii) any liability of the Seller or the Member under this Agreement or any other document executed in connection with the Transactions, (xiii) the Seller’s actions or omissions occurring before, on or after the Closing Date, and (xiv) employee benefits (including, without limitation, any and all Liabilities for offering and providing COBRA continuation coverage (and all required notices related thereto) and accrued vacation, sick leave and bonuses, with respect to Seller’s Employees and former employees and their respective dependents and other COBRA qualified beneficiaries under Seller’s group health plans for “qualifying events” (within the meaning of §4980B of the Code and applicable regulations) occurring prior to and including the Closing Date (including any “qualifying event” occurring by virtue of an Employee not being hired by Buyer in connection with the consummation of the Transactions)) (collectively, the “Excluded Liabilities”). The Seller shall promptly pay and discharge all Excluded Liabilities in the ordinary course of business.

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(e) Ulta Liability. As of the Closing, the Excluded Liabilities includes the wholesale value of returns of the Product inventory held by Ulta as of the Closing (“Ulta Held Inventory”), which, as of Closing, has a wholesale value of approximately $1,010,000 (the “Ulta Liability Amount”). In the event of Product returns of the Ulta Held Inventory by Ulta, Buyer shall be obligated to purchase the returned Products (except those returned Products that are reasonably deemed to be damaged, expired or otherwise unsaleable) from Seller at Seller’s true cost of manufacturing for such returned Products. Excluded Liabilities shall not include, and Seller shall have no liability for, freight or transportation costs associated with such returns. Following Closing, Buyer agrees to use commercially reasonable efforts to sell Products to Ulta (such sales being “New Product Sales”) and to support the resale of Products sold to Ulta. The Ulta Liability Amount shall decrease by the amount of New Product Sales by Buyer, from time to time, and once New Product Sales (measured using the Net Sales definition) equal or exceed the Ulta Liability Amount, then all Liabilities associated with the Ulta Held Inventory shall become an Assumed Liability. Notwithstanding the foregoing, on the one-year anniversary of the Closing, all Liabilities associated with the Ulta Held Inventory shall become an Assumed Liability.

2.2 Payment of Consideration.

(a) Purchase Price. The total purchase price for the Purchased Assets (such amount, the “Purchase Price”) will be payable in accordance with the provisions of this Agreement and equal to the sum of:

(i) the Preliminary Adjustment Amount; minus

(ii) the Seller Indebtedness Amount (as defined in Section 2.2(b)(i) below); minus

(iii) the amount of any Final Adjustment Amount Underage (as determined in accordance with Section 2.3 below); plus

(iv) the amount of any Final Adjustment Amount Overage (as determined in accordance with Section 2.3 below); plus

(v) Any Royalty Consideration (as defined in Section 2.2(c) below).

(b) Payment of Closing Date Purchase Price. In consideration of the transfer of the Purchased Assets to Buyer, at the Closing, Buyer shall:

(i) direct payment of an amount equal to the Seller’s Indebtedness set forth on Schedule 2.2(b)(i) hereof as of the Closing Date pursuant to payoff letter(s) in form reasonably acceptable to Buyer which will cause the release of all Liens (if any) on the Purchased Assets (the “Seller Indebtedness Amount”); and

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(ii) pay to the Seller the following (the “Closing Payment”): (A) the Preliminary Adjustment Amount, minus (B) the Seller Indebtedness Amount. The Closing Payment shall be paid to Seller in the form of shares of Common Stock of Buyer. The Buyer shall issue to Seller at the Closing a number of shares of Common Stock of Buyer equal to the Closing Payment divided by $1.50.

(c) Royalty Consideration. As additional consideration for the purchase of the Purchased Assets, the Buyer agrees to make the following payments to the Seller in accordance with, and subject to the conditions of, this Section 2.2(c) and Section 6.1 (the sum of any such payments, if any, the “Royalty Consideration”):

(i) A 5% royalty on a quarterly basis beginning on the Closing Date, and terminating on the ten (10) year anniversary of the Closing Date, on all Net Sales of Products.

(d) Closing Deliverables. At or prior to the Closing, the Seller will prepare and deliver to the Buyer a statement of the amount of the estimated Adjustment Amount as of 12:01 a.m. Eastern Time on the Closing Date without taking into account any of the transactions to be completed on the Closing Date in accordance with the terms of this Agreement (the “Preliminary Adjustment Amount”), together with a reasonably detailed supporting calculation thereof. The Seller shall conduct a physical inventory count in order to determine the wholesale value of the Inventory. The Seller shall not promote, remove or liquidate any Inventory through sales, bulk sales or shipments to another retailer or location prior to Closing.

2.3 Purchase Price Adjustment.

(a) Within 90 days following the Closing, the Buyer shall prepare and deliver, or cause to be prepared and delivered, to the Seller a statement (the “Closing Schedule”) setting forth:

(i) the Buyer’s determination of the actual amounts of (A) the Adjustment Amount, including the Final Adjustment Amount Overage or the Final Adjustment Amount Underage (the “Final Adjustment Amount”), and (B) the Seller Indebtedness Amount, in each case as of 12:01 a.m. Eastern Time on the Closing Date without taking into account any of the transactions to be completed on the Closing Date in accordance with the terms of this Agreement;

(ii) a calculation of any adjustments to the Closing Payment based on such calculations (the adjusted Closing Payment as a result of such calculation being the “Final Closing Payment”); and

(iii) a calculation of the accounts receivable contained in the Preliminary Adjustment Amount that were not collected by Buyer within the thirty (30) days immediately following the Closing and the accounts receivable existing at the Closing but not taken into account in calculating the Adjustment Amount (the “Excluded AR”).

(b) Within fifteen (15) days after delivery of the Closing Schedule, the Seller may deliver a notice to Buyer either: (i) concurring with the Closing Schedule (a “Notice of Concurrence”); or (ii) disagreeing therewith (a “Notice of Disagreement”). If the Seller delivers a Notice of Disagreement, then it shall be accompanied by the Seller’s proposed revisions to the Closing Schedule. If the Seller fails to deliver any notice within such 15-day period, the Seller shall be deemed to have delivered a Notice of Concurrence.

(c) If a Notice of Concurrence is delivered or deemed delivered, and if the Final Closing Payment is less than the Closing Payment, the Buyer shall be entitled to payment out of the Royalty Consideration in the full amount of such shortfall. If a Notice of Concurrence is delivered or deemed delivered, and the Final Closing Payment is greater than the Closing Payment, Buyer shall pay to the Seller the full amount of such excess (with such payment being in shares of Buyer Common Stock priced at $1.50 per share) within thirty (30) days of the delivery of the Notice of Concurrence.

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(d) If a Notice of Disagreement is delivered, then the Seller and the Buyer shall, during the 15-day period following such delivery (the “Negotiation Period”), use commercially reasonable efforts to agree on the Final Adjustment Amount. If, during such period, the Seller and the Buyer are unable to reach agreement, they promptly shall engage a nationally recognized certified public accounting firm reasonably acceptable to each such party (the “Independent Auditor”) to resolve the disagreement, and any such resolution shall be final, conclusive and binding upon the parties hereto, absent fraud or manifest error. To the extent the Final Closing Payment as determined by the Independent Auditor is less than the Closing Payment, the Buyer shall be entitled to payment out of the Royalty Consideration in the full amount of such shortfall. To the extent the Final Closing Payment as determined by the Independent Auditor is more than the Closing Payment, the Buyer shall pay to the Seller the full amount of such excess (with such payment being in shares of Buyer Common Stock priced at $1.50 per share) within thirty (30) days of such resolution.

(e) Each of the Seller and the Buyer shall pay fifty percent (50%) of the fees and expenses of the Independent Auditor.

2.4 Allocation of Consideration. The parties will mutually agree upon an allocation of the consideration paid hereunder among the Purchased Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and consistent with the allocation set forth on Schedule 2.4 and agree to use the allocations therein for all filings, declarations and reports with the IRS. The parties each agree to complete and file IRS Form 8594 with its U.S. Federal Income Tax Return consistent with such allocation for the Tax year in which the Closing occurs.

2.5 Closing. The closing of the Transactions (the “Closing”) will take place remotely via the exchange of documents and signatures (the date of the Closing, the “Closing Date”). The Closing shall be effective as of 12:01 AM Eastern Time on the Closing Date.

2.6 Collection of Accounts Receivable. Buyer shall use commercially reasonable efforts to collect accounts receivable included in the Purchased Assets as of the Closing Date and shall permit Seller to assist in collection efforts, including permitting Seller to directly contact payors. Each of Buyer and Seller shall be responsible for the costs and expenses of their respective collection efforts. Any and all Excluded AR shall be the property of Seller and Seller may use its discretion in collecting all such Excluded AR for its benefit after the thirty (30) day period following Closing.

2.7 Financial Statement Preparation. Following the Closing Date, Seller and Member shall use its commercially reasonable efforts to assist Buyer in causing to be prepared, as promptly as practicable, and in any event no later than seventy (75) days following the Closing Date, any financial statements that Buyer is required to file pursuant to Form 8-K, Rule 3-05 or Article 11 of Regulation S-X under the Exchange Act, and shall use its commercially reasonable efforts to obtain the consents of its auditor(s) with respect thereto as may be required by applicable SEC regulations. Seller represents and warrants that it has secured and will secure the cooperation of its finance staff to assist Buyer with getting audited financial statements. All costs and expenses associated with this Section 2.7, including reasonable compensation for services provided by Seller’s finance staff and auditors, shall be paid by Buyer.

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article 3: REPRESENTATIONS AND WARRANTIES
OF THE SELLER and the Members

As of the Closing Date, each of the Seller and Member, jointly and severally, hereby represents and warrants to the Buyer as to the matters specified in this Article 3 (other than the investment representations in Sections 3.31 to 3.35, which are made by Seller only) subject to the exceptions disclosed in the disclosure schedules delivered by the Seller and the Member to the Buyer (the “Schedules”) concurrently with the execution and delivery of this Agreement. The sections of the Schedules are numbered to correspond to the applicable Section of this Agreement. The Schedules set forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a section of this Agreement or as an exception to one or more representations or warranties contained in the corresponding section of this Article 3. Information or disclosures set forth in one section of the Schedules shall qualify other sections in this Agreement to the extent that it is readily apparent on its face that such information or disclosures apply to such other sections.

3.1 Organization and Standing. The Seller has been duly formed and organized and is validly existing and in good standing under the Laws of the jurisdiction of its formation. The Seller has the requisite power and authority to own its properties and assets and to carry on its business as currently conducted. The Seller is duly qualified or licensed to do business and in good standing as a foreign entity (if applicable) in each jurisdiction in which it conducts business, except where failure to so qualify would not reasonably be expected to have a material adverse effect on the Seller. Schedule 3.1 contains a complete and accurate list of the Seller’s jurisdiction of organization and any other jurisdictions in which it is qualified to do business as a foreign entity. The Seller has furnished to Buyer true and correct copies of its Organizational Documents, as amended to date, and such Organizational Documents are in full force and effect. The Seller is not in violation of any of the provisions of its Organizational Documents. The Seller has no Subsidiaries.

3.2 Authorization; Enforceability . The Seller has all requisite power and authority to enter into this Agreement and the other agreements referenced herein or required hereby (the “Seller Related Agreements”), and to consummate the transactions contemplated hereby and thereby (the “Transactions”). The execution and delivery of this Agreement and the Seller Related Agreements and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of the Seller, and no further action is required on the part of the Seller to authorize this Agreement, the Seller Related Agreements, and the Transactions. This Agreement and the Seller Related Agreements have been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3 Absence of Conflicting Agreements; Consents. Neither the execution, delivery or performance by the Seller of this Agreement and any Seller Related Agreements to which the Seller is a party, nor the consummation of the Transactions, does or will, after the giving of notice, or the lapse of time or both, or otherwise:

(a) contravene, result in a breach of, or constitute a default under, the Seller’s Organizational Documents;

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(b) contravene or violate any Law to which the Seller or the Business is subject or by which the Seller or the Business is bound;

(c) contravene or constitute a default under any Material Contract;

(d) contravene in any material respect, result in any material breach of or constitute a default in any material respect (or which with the giving of notice or lapse of time would become such a default) under, give rise to any right of termination, material amendment, material modification, acceleration or cancellation of any material obligation or loss of any material benefit under, result in the creation of any Lien or Encumbrance on any of the assets of the Seller (including the Purchased Assets) pursuant to or under any Law or Governmental Order applicable to the Seller; or

(e) require the Consent of any Person or any Governmental Authority, other than as set forth in Schedule 3.3.

3.4 Capitalization. Schedule 3.4 sets forth the number, class and ownership of the Seller’s outstanding equity securities immediately prior to Closing (the “Seller Equity Interests”). The Seller Equity Interests constitute all of the outstanding equity or voting interests of the Seller, and the Seller Equity Interests have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding securities convertible, exercisable or exchangeable into equity of the Seller or any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require the Seller to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any equity interest. There are no voting trusts, proxies or other Contracts relating to the voting of equity of the Seller.

3.5 Sufficiency of, Title to and Condition of the Assets.

(a) The Purchased Assets constitute all of the assets related to or used in or otherwise owned or leased by the Seller in connection with the Business as the Business is currently conducted, and are sufficient to permit operation of the Business from and immediately after the Closing Date in substantially the same manner as the Business is currently conducted. All items of tangible personal property, material to the operation of the Business, whether owned or leased by the Seller, have been maintained in accordance with normal industry practice, are adequate and suitable for the purposes for which they are presently being used or held for use, conform in all material respects to all applicable Laws and Permits relating to their use and operation, and are free from defects (patent and latent) and deferred maintenance obligations, subject to normal wear and tear. Without limiting the generality of the foregoing, the equipment included in the Purchased Assets has been properly maintained and is in good working condition, subject to normal wear and tear.

(b) The Seller has good and marketable title in and to (or in the case of leased assets, a valid leasehold interest in) all of the Purchased Assets (other than inventory and other assets sold or disposed of in the ordinary course of business), free and clear of all Liens and Encumbrances other than Permitted Encumbrances.

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3.6 Contracts.

(a) Schedule 3.6(a) sets forth a true, complete and correct list of all of the following Contracts to which the Seller is a party (such Contracts together with any Contracts listed on Schedule 3.8(b), collectively the “Material Contracts”):

(i) any written employment or severance Contract with any current or former employee of the Seller whereby the Seller continues to have ongoing obligations thereunder;

(ii) any Contract (or group of related Contracts) related to the engagement of any consultant or other independent contractor that provides for payments or other consideration in excess of $2,000;

(iii) any Contract (or group of related Contracts) with a customer or client or purchase orders (or group of related purchase orders) for the purchase or sale of products or services (A) having remaining obligations on the part of the Seller to a customer or client by any party thereto in excess of $2,000 or having remaining obligations on the part of the Seller to a vendor or supplier with respect to purchase orders (or group of related purchase orders by any party thereto) in excess of $2,000, (B) containing provisions of the type commonly referred to as a “most favored nation” provision, or (C) requiring the Seller to purchase its total requirements of any product or service from any Person or containing “take or pay” provisions;

(iv) any note, bond, indenture and other similar instrument or Contract evidencing, creating or otherwise relating to Indebtedness;

(v) any Contract with any Related Party relating to or in any way affecting the Business;

(vi) any executory Contract or commitment (or group of related Contracts or commitments) for capital expenditures that has remaining obligations in excess of $2,000;

(vii) any Contract that limits or purports to limit the ability of the Seller to compete in any line of business or with any Person in any geographic area during any period of time, as well as any Contract that limits the ability of any Employee to compete with the Seller;

(viii) any Contract creating a partnership or joint venture or similar entity or venture or any corporate sponsorship;

(ix) any Contract that is a collective bargaining agreement;

(x) any Contract (or group of related Contracts) that is material to the Business, or the absence or termination of which could reasonably be expected to have a Material Adverse Effect;

(xi) any Contract that provides for the indemnification of any Person or the assumption of any Liability of any Person that could reasonably be expected to exceed $2,000; and

(xii) any other Contract (or group of related Contracts) the performance of which involves future payments or receipts by the Seller in excess of $2,000.

(b) The Seller has delivered to Buyer true, correct and complete copies of all Material Contracts, including all amendments, modifications and changes thereto, and any assignments thereof. The Material Contracts constitute all of the Contracts that are material to the Business. Except as set forth in Schedule 3.6(b): (i) the Seller has performed, in all material respects, all terms, covenants, conditions and agreements of each of the Material Contracts that are required to be performed by the Seller; (ii) the Seller is not in default, in any material respect, under any Material Contract, and, to the Knowledge of the Seller, no other Person that is a party to any such Material Contract is in default thereunder in any material respect; (iii) to the Knowledge of the Seller, no event has occurred that (before or after notice or lapse of time or both) would become a breach or default, in any material respect, by the Seller or, to the Knowledge of the Seller, any other Person that is a party thereto under any such Material Contract; and (iv) each of the Material Contracts is valid, binding, enforceable and in full force and effect and constitutes the legal and binding obligation of the Seller and, to the Knowledge of the Seller, each other Person that is a party thereto in accordance with its terms.

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3.7 Intellectual Property.

(a) Except as set forth on Schedule 3.7(a)(i), the Seller is the exclusive owner of all Intellectual Property, or has the rights to use all Intellectual Property, that is material or necessary to operate the Business as now conducted, free and clear of any Liens and Encumbrances (collectively such owned and licensed Intellectual Property is referred to herein as the “Seller Intellectual Property”) other than Permitted Encumbrances. Schedule 3.7(a)(ii) sets forth a true, complete and correct list of all such Seller Intellectual Property, including, without limitation formulas used in the Business, and Seller Intellectual Property that has been registered with the United States Patent and Trademark Office or Copyright Office and pending applications for registration, in each case listing the title and current owner(s), the jurisdiction(s) in which such Seller Intellectual Property has been issued or registered, and the application, serial or registration number, all of which will be transferred to the Buyer hereunder.

(b) Except as set forth in Schedule 3.7(b), the Seller has not received notice from any Person, nor has any knowledge of any valid basis for any Person to be, claiming that the operation of the Business currently infringes or misappropriates the Intellectual Property rights of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction. Schedule 3.7(b) lists any complaint, claim, or notice, or written threat thereof, received by the Seller alleging any currently existing infringement, violation or misappropriation of the Intellectual Property of any Person.

(c) With respect to each item of Seller Intellectual Property which is licensed to the Seller: (i) the Seller has the valid right to use such Intellectual Property pursuant to a valid and enforceable license agreement; and (ii) the Seller is not in breach of any applicable license agreement and is not aware of any party that is in breach of the applicable license agreement. Each license agreement to which the Seller is party will remain unchanged and unaffected by the Transactions and the consummation of the Transactions will not result in the loss or impairment or termination of any Seller Intellectual Property.

(d) The Seller has taken all commercially reasonable steps necessary or required to insure the privacy of its databases and the security against breach of its computer systems by any unauthorized third party.

(e) No Product provided or distributed by the Seller in its conduct of the Business: (A) materially violates any Law; (B) includes any information or material that, to the Knowledge of the Seller, is defamatory; or (C) to the Knowledge of the Seller, infringes any right of privacy of any Person. Each Person whose name, image, voice or likeness is incorporated into any Marketing Materials has executed a written release consenting to the Seller’s use of such Person’s name, image, voice and/or likeness (as applicable) and releasing the Seller from any claims with respect thereto, each of such releases are fully assignable to Buyer without further consent of any Person.

(f) The Seller has operated the Business and provided all Products in material compliance with any posted privacy policies and all applicable Laws relating to privacy, data protection, anti-spam, telemarketing, personally identifiable information and similar consumer protection Laws (“Information Privacy Laws”). The Seller has not received written notice of any claims or been charged with violation of any Information Privacy Law. To the Knowledge of the Seller, the Seller is not under investigation with respect to any violation of any Information Privacy Laws.

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3.8 Real Property; Leases.

(a) The Seller does not own any real property.

(b) The leases, licenses and subleases listed on Schedule 3.8(b) (collectively, the “Leases”) constitute all of the current leases, licenses or subleases for the use or occupancy of real property by or from the Seller (the “Seller Leased Real Property”).

(c) With respect to each such Lease:

(i) the Seller is not in breach or in default in any material respect thereof, and to the Knowledge of the Seller, no other Person that is a party to any such Lease is in breach or default in any material respect thereunder;

(ii) each of the Leases constitutes the legal and binding obligations of the Seller, and to the Knowledge of the Seller, any other Person that is a party thereto in accordance with its terms;

(iii) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or caused any Lien or Encumbrance (other than any Permitted Encumbrance) to exist with respect to any interest of the Seller in such Lease;

(iv) the Seller has not received notice of any non-compliance with current zoning or land use Laws or of any pending condemnation or similar proceeding affecting such Seller Leased Real Property or any portion thereof, and, to the Knowledge of the Seller, no such action is presently threatened;

(v) the Seller is entitled to the right of quiet enjoyment of each parcel of Seller Leased Real Property and is in peaceful and undisturbed possession of the Seller Leased Real Property, and the Seller has not received notice of any uncured violation of any contractual or legal restrictions that preclude or restrict the ability to use the Seller Leased Real Property for the purposes for which it is currently being used;

(vi) the Seller Leased Real Property and any buildings, structures, improvements and fixtures thereon constitute the only real property, improvements and fixtures used by the Seller and are adequate for the conduct of the Business as it currently is conducted;

(vii) the Seller has delivered to Buyer true, correct and complete copies of all of the Leases, including all amendments, modifications and changes thereto, and any assignments thereof; and

(viii) the Seller has not granted any license, lease or sublease to use or occupy the Seller Leased Real Property.

(ix)

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3.9 Financial Statements.

(a) The Seller has delivered to Buyer true, correct and complete copies (a) of the unaudited balance sheet for the Seller, as of December 31, 2016, and the related statement of operations and members’ equity for the fiscal year then ended, including any notes thereto (collectively, the “Annual Financial Statements”), and (b) an unaudited balance sheet (the “Most Recent Balance Sheet”) for the Seller as of May 31, 2017 (the “Most Recent Fiscal Month End”), and the related unaudited statement of operations for the five (5) month period then ended (collectively, the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”).

(b) Except as set forth on Schedule 3.9(b)(i), the Financial Statements: (i) are complete and correct in all material respects and are derived from and are in accordance with the books and Records of the Seller; (ii) fairly and accurately represent, in all material respects, the financial condition of the Seller, as applicable, at the respective dates specified therein and the results of operations for the respective periods specified therein; and (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except (x) to the extent prepared on a cash basis, and in such event, the Financial Statements are complete and correct in all material respects and fairly and accurately represent, in all material respects, the financial condition of the Seller or (y) in the case of the Interim Financial Statements, subject to normal recurring year-end adjustments and absence of notes.

3.10 Absence of Changes. Except as disclosed in Schedule 3.10, since May 31, 2017, there has not been:

(a) any change in the assets, business, properties, condition (financial or otherwise), or results of operations of the Seller, taken as a whole, from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had, or would not reasonably be expected to have, in the aggregate and with or without the lapse of time, a Material Adverse Effect;

(b) any significant damage, destruction or loss that could reasonably be expected to materially and adversely affect the Business or the assets and properties of the Seller, whether or not covered by insurance;

(c) any amendments or changes in the Organizational Documents, except as contemplated by this Agreement;

(d) any waiver or compromise by the Seller of a material right or of a material debt owed to or by the Seller, except in the ordinary course of business and that would not reasonably be expected to have a Material Adverse Effect;

(e) any satisfaction or discharge of any Lien or Encumbrance or payment of any obligation by the Seller, except in the ordinary course of business and that would not reasonably be expected to have a Material Adverse Effect;

(f) any indication by any material customer or any supplier of the Seller of an intention to discontinue or change the terms of its relationship with the Seller;

(g) any declaration or payment of any dividend or other distribution of the assets or properties of the Seller;

(h) any increase in or modification of the compensation or benefits payable by the Seller to any of its directors, officers or Employees, other than annual increases or consistent with past practice;

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(i) any delay or postponement in the payment of trade payables and other Liabilities outside the ordinary course of business;

(j) any imposition of any Lien or Encumbrance (other than Permitted Encumbrances) upon any of the assets or properties of the Seller;

(k) any sale, lease or other disposition of any asset or property of the Seller (including Seller Intellectual Property) except in the ordinary course of business;

(l) any occurrence, event, incident, action, failure to act, or transaction that has had or could reasonably be expected to have, with or without the lapse of time, a Material Adverse Effect;

(m) any material change in the accounting methods used by the Seller; or

(n) any labor dispute involving the Seller.

3.11 Litigation. Except as set forth in Schedule 3.11, (a) there is no Action pending or, to the Knowledge of the Seller, threatened against the Seller or relating to or affecting any of its assets or properties or that seeks to prevent, enjoin or otherwise delay the Transactions and (b) the Seller is not subject to any Governmental Order. Except for claims for collections in the ordinary course of business or as set forth in Schedule 3.11, there is no Action or investigation by the Seller currently pending or that the Seller intends to initiate. To the Knowledge of the Seller, no event has occurred or circumstance exists, with or without the lapse of time, that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

3.12 Compliance with Laws.

(a) The Seller is and has been in compliance in all material respects with all applicable Laws and Permits, and to the Knowledge of the Seller, no event has occurred and no condition or circumstance exists that could reasonably be expected (with or without notice or lapse of time) to constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure to comply, in any material respect, with any applicable Laws or Permits. The Seller has not received any written notice from any Person regarding any actual, alleged or potential violation of any Laws or Permits since January 1, 2016.

(b) Except as identified on Schedule 3.12, the operation of the Business has been conducted in material compliance with all applicable material Laws and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Seller and its assets, properties and operations. Except as set forth on Schedule 3.12, the Seller has not received written notice of any violation (or possible violation) of any such Law or other legal requirement, and the Seller is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or Governmental Authority or regulatory authority, applicable to the Seller, the Business, or the Products. Without limiting the foregoing, the Seller has not received any warning letter or untitled letter, report of inspectional observations, including FDA Form 483s, establishment inspection reports, notices of violation, clinical holds, enforcement notices or other documents from the United States Food and Drug Administration or any other similar Governmental Authority or any institutional review board or independent ethics committee alleging a lack of material compliance by Seller with any Laws. The Seller holds all Permits required for the conduct of the Business and the ownership of its properties except where the absence thereof would not result in a Material Adverse Effect. No written notices have been received by the Seller alleging the failure to hold any Permit. The Seller is in material compliance with all terms and conditions of all such Permits.

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3.13 Taxes.

(a) The Seller has accurately prepared and timely filed all federal, state and local, foreign and other Tax Returns that are required to be filed by it, and has paid or made provision for the payment of all Taxes of the Seller, if any, that have become due and payable, whether or not shown on a Tax Return. No deficiency assessment or proposed adjustment of the Seller’s United States Tax or state, local or foreign Taxes is pending, and there is no Liability of the Seller for any Tax as of the date of the Interim Financial Statements for which there is not an adequate reserve reflected in the Most Recent Balance Sheet.

(b) All Taxes payable by, or due from, the Seller have been fully paid or adequately disclosed and fully provided for in the books and Financial Statements. The Seller has not received any notice of an examination of any Tax Return of the Seller by any Governmental Authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Seller.

(c) No claim has been made by (i) a Governmental Authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction or (ii) a Governmental Authority in any jurisdiction in which the Seller does file Tax Returns that the Seller is or may be subject to taxation for any type of Tax for which the Seller has not filed all such Tax Returns in that jurisdiction. There are no Liens or other Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Seller.

(d) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Employee, independent contractor, creditor, stockholder, member, equity holder or other Person.

(e) The Seller has not received from any foreign, federal, state, or local Tax authority (including jurisdictions where the Seller has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Tax authority against the Seller. The Seller has delivered to Buyer correct and complete copies of all United States federal, state, local or foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller filed or received since January 1, 2016.

(f) Except as set forth in Schedule 3.13(f), the Seller is not a party to any Contract, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount that would be subject to withholding under sections 409A, 457A or 4999 of the Code (whether directly under such Code section or pursuant to Code section 3401).

(g) The Seller has not engaged, or is not currently engaging, in any “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b).

(h) Except as set forth in Schedule 3.13(h), the Seller is not a party to or bound by any Tax allocation, indemnification or sharing agreement. The Seller (i) has not been a member of an “affiliated group” (within the meaning of Code section 1504(a)) filing a consolidated federal income Tax Return or (ii) does not have any Liability for the Taxes of any Person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

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(i) Seller (i) does not own, directly or indirectly, any interest in any entity that is organized outside of the United States and (ii) has not filed a Form 8832 with the IRS, or otherwise made a “classification” election under Treasury Regulations section 301.7701-3.

(j) The Seller has conducted all aspects of its business in accordance in all material respects with the terms and conditions of all Tax rulings, Tax concessions and Tax holidays that were provided by any relevant Tax authority.

3.14 Insurance. The Seller has in full force and effect, and has had in full force and effect since January 1, 2016, the liability and casualty insurance, errors and omissions insurance, workers compensation insurance, automobile insurance, and employee fidelity insurance insuring the Business, properties, assets, employees and officers and/or directors of the Seller as listed in Schedule 3.14. True, complete and correct copies of each such insurance policy (or certificate of insurance, if such insurance policy is unavailable) listed or required to be listed in Schedule 3.14 have been delivered to Buyer. Neither the Seller nor, to the Knowledge of the Seller, the insurance companies party thereto are in default, in any material respect, with respect to any such insurance policies, and the Seller has not failed to give any notice or present any material claim that is pending under any policies in due and timely fashion. Since January 1, 2016, no insurer has (a) denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim pending under any insurance policy or (b) threatened to cancel any insurance policy.

3.15 Guarantees. Except as set forth on Schedule 3.15, (a) the Seller is not a guarantor or otherwise responsible for any Liability (including Indebtedness) of any other Person other than endorsements of checks for deposit in the ordinary course of business and (b) no Person (other than the Seller) has guaranteed or is otherwise responsible for any Liability (including Indebtedness) of the Seller other than endorsements of checks for deposit in the ordinary course of business.

3.16 Employees; Independent Contractors.

(a) Schedule 3.16(a) sets forth a true, correct and complete list of all current employees, managers, and officers of the Seller (collectively, the “Employees”) showing each of their names, the identity of their employer, job titles, exemption classification under the Fair Labor Standards Act of 1938, as amended (“FLSA”), status (full-time or part-time, active or inactive), current annual compensation, bonuses, commissions, deferred or contingent compensation, pension, accrued and unused vacation and other paid leave, sick and paid time off, paid or payable (in cash or otherwise). Except as set forth in Schedule 3.16(a), the employment or term of service of all Employees is terminable at will, which means that their employment can be terminated at any time, with or without notice, for any reason or no reason at all without penalty or severance.

(b) Schedule 3.16(b) sets forth a true and correct list of all independent contractors (collectively, “Independent Contractors”) that are presently engaged by the Seller and an indication of which, if any, of such Independent Contractors cannot be terminated on thirty (30) days’ notice or less or at any time, without Liability other than fees, costs and remuneration accrued through the effective time of termination.

(c) To the Knowledge of the Seller, within the past one (1) year, no Employee or Independent Contractor has been in violation in any material respect of any employment contract, non-disclosure agreement, non-competition agreement or restrictive covenant to a former employer relating to the right of any such Person to be employed or retained by the Seller because of the nature of the business conducted by the Seller. To the Knowledge of the Seller, within the past one (1) year, no Employee, former employee or Independent Contractor has been in violation in any material respect of any enforceable employment contract, nondisclosure agreement, non-competition agreement or restrictive covenant in respect of an agreement or Contract between the Seller, on the one hand, and that Employee, former employee or Independent Contractor, on the other hand.

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(d) The Seller is compliant in all material respects with the Immigration and Nationality Act, the Immigration Reform and Control Act of 1986, and other applicable Laws regarding work authorization and the employment of individuals who are not citizens of the United States, all as amended from time to time (collectively the “Immigration Laws”). To the Knowledge of the Seller, each Employee who is a resident alien and who works the Seller has obtained all required documentation to permit such Employee to work for the Seller under the Immigration Laws. To the Knowledge of the Seller, the Seller does not employ any Employee who is not authorized to work in the United States under the Immigration Laws. There are no pending or, to the Knowledge of the Seller, threatened investigations, audits, claims or proceedings relating in any way to compliance by the Seller with respect to the Immigration Laws.

(e) (i) The Seller is not party to, bound by, or subject to any collective bargaining agreement or other labor union contract covering any of the Employees, and to the Knowledge of the Seller, there exists no organizational effort presently being made or threatened by or on behalf of any labor union, work council, or other organization with respect to the Employees, and, to the Knowledge of the Seller, no such efforts have been made since January 1, 2016; (ii) the Seller has not been or is not engaged in any unfair labor practice or other unlawful wage and hour or employment practice since January 1, 2016, and there are no charges of any unfair labor practice, charge of discrimination or harassment or other unlawful wage and hour or employment practice pending against the Seller before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the United States Department of Labor or any other Governmental Authority; and (iii) since January 1, 2016, the Seller has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes or other labor disputes or controversies and, to the Knowledge of the Seller, none of the foregoing are threatened.

(f) Other than as would not have a Material Adverse Effect, the Seller is in compliance, and has complied, with the FLSA and all other applicable Laws concerning the classification of Employees and Independent Contractors and have properly classified all such persons for purposes of participation in the Employee Benefit Plans and other applicable Laws. The Seller (i) is in compliance in all material respects, and have complied in all material respects, with all Laws concerning employment, employment practices, termination of employment, terms and conditions of employment, wages and hours, duration of work, overtime, collective bargaining, employment discrimination, leaves of absence, immigration, civil rights, safety and health, workers’ compensation, pay equity and classification of employees; (ii) has withheld and reported all Taxes or other amounts required by Law or by agreement to be withheld and reported from the wages, salaries and other payments to Employees and former employees; (iii) is not liable for any arrears of wages or other compensation, or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for Employees and former employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on Schedule 3.16(f), there are no pending or, to the Knowledge of the Seller, threatened or reasonably anticipated Actions against the Seller under any worker’s compensation policy or long-term disability policy.

(g) The Seller is in compliance with the Worker Readjustment And Notification Act, as amended (the “WARN Act”) and any applicable state laws or other applicable Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to furnish promptly and correctly all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Authority. No reduction in the notification period under the WARN Act is being relied upon by the Seller.

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(h) The Seller is in compliance in all material respects with all Health and Safety Laws and any applicable foreign, state, provincial or other applicable Laws regarding employee and workplace safety.

(i) In connection with Closing, the Seller shall satisfy in cash payments to each Employee all obligations for accrued wages, bonuses, Employee Benefit Plans, independent contractor payments, accrued vacation and sick leave or similar benefits provided to such Employees.

3.17 Benefit Plans. The Seller does not have, and has never had, any (i) “employee benefit plans” as such term is defined in section 3(3) of ERISA (such as pension and 401(k) plans, and medical, life, and disability plans), or (ii) any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, cafeteria plan, dependent care plan, supplemental retirement or other benefit plan, program or arrangement or any employment, termination, severance, retention, stay bonus or other contract, agreement, plan, program or arrangement that provides or promises benefits or payments to any current Employee or former employee, Independent Contractor, officer, shareholder or director of the Seller that the Seller maintains or makes contributions to or has any responsibility or Liability for.

3.18 Environmental Compliance.

(a) The Seller is in compliance in all material respects with all Environmental Laws, and any past noncompliance by the Seller with Environmental Laws in any respect has been resolved without any ongoing or future Liabilities.

(b) The Seller has not received any written notice of any Action, and, to the Knowledge of the Seller, no such Action has been filed, commenced or threatened against the Seller that:

(i) asserts or alleges that the Seller violated any Environmental Laws;

(ii) asserts or alleges that the Seller is required to conduct any Remedial Action at the Seller Leased Real Property or in connection with the Business;

(iii) asserts or alleges that the Seller is required to pay all or a portion of the cost of any past, present or future Remedial Action at any of the Seller Leased Real Property or in connection with the Business; or

(iv) asserts or alleges that the Seller is liable in connection with the exposure of any persons to Hazardous Materials that are present at or Released at or from any Seller Leased Real Property or that relate to the Business.

(c) The Seller has not caused, permitted or suffered Hazardous Materials to be stored, deposited, treated, recycled, disposed of, or Released at any Seller Leased Real Property in violation of any applicable Environmental Laws in any material respect, and to the Knowledge of the Seller, there has been no Release at any of the Seller Leased Real Property, that would subject any owner or operator of such Seller Leased Real Property to Liability for any Remedial Action under any Environmental Laws. To the Knowledge of the Seller, there are no tanks or other facilities, equipment or transformers on, under, or at the Seller Leased Real Property that contain any Hazardous Materials that, if known to be present in soils or ground water, would subject any owner or operator of such Seller Leased Real Property to Liability for any Remedial Action under any Environmental Laws. The Seller is not subject, as a result of its interests in the Seller Leased Real Property or in connection with the Business, to any Governmental Order related to or arising out of any Environmental Laws, and, to the Knowledge of the Seller, the Seller has not been named or listed as a potentially responsible party in a matter related to or arising out of any Environmental Laws. The Seller is not conducting or funding any Remedial Action in connection with the Business or at any Seller Leased Real Property. The Seller has provided Buyer with true, correct and complete copies of all environmental assessments, audits, studies or other analyses of any Seller Leased Real Property in its possession or control. All amounts required to correct any issue related to compliance by the Seller with any and all Environmental Laws are reflected in the Financial Statements.

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3.19 Brokers; Service Providers. Except as set forth on Schedule 3.19, neither the Seller nor any of its Affiliates have any Liability to pay any brokers’, finders’ or similar agents’ fees or commissions with respect to the Transactions. Except for third party service providers set forth on Schedule 3.19, neither the Seller nor any of its Affiliates have any Liability to pay any fees, commissions, expenses or reimbursements of any third party service provider with respect to the Transactions.

3.20 Transactions with Affiliates.

(a) Schedule 3.20(a) sets forth a true, correct and complete list of all Contracts and arrangements between or among the Seller, on the one hand, and (i) any of the Seller’s Affiliates, members, directors, or officers, or (ii) any Employees of the Seller’s members or family members of any Employee of the Seller’s members who own an equity interest in any of the Seller’s members or trusts created for the benefit of any such family member or employee (collectively, the “Related Parties”), on the other hand.

(b) Except as set forth in Schedule 3.20(a), no Related Party (i) has been involved in any business agreement, arrangement or relationship with, relating to or in any way affecting the Seller or the Business (including furnishing services to or receiving services from, renting or leasing equipment, real estate or other assets or properties to or from, or providing or receiving the benefit of properties or assets for non-arm’s length compensation) since January 1, 2016, or (ii) owns any asset, tangible or intangible, that is material to the operation of the Business and that is used by the Seller. All transactions with any of the Related Parties have been fully and completely and accurately reflected in the Financial Statements, including but not limited to payments to any of the Related Parties for services or products or other contributions to the Seller in connection with the operation of the Business.

3.21 Suppliers. Schedule 3.21 sets forth a true, correct and complete list of the ten (10) largest suppliers for the Seller who supplied products, materials or services to the Seller during the 2016 and 2017 fiscal years. No such supplier has given written notice to the Seller that it intends to stop supplying, or alter in any material respect its relationship with the Seller with respect to, such products, material or services to the from terms and conditions and quantities similar in all material respects to those used in its current sales or services to the Business.

3.22 Customers. Schedule 3.22 sets forth a true, correct and complete list of the ten (10) largest customers for the Seller who purchased Products, materials or services from the Seller during the 2016 and 2017 fiscal years. No such customer has given written notice to the Seller that it intends to stop purchasing, or alter in any material respect its relationship with the Seller with respect to, such Products, material or services from the Business from terms and conditions and quantities similar in all material respects to those used in its current purchases from the Business.

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3.23 No Undisclosed Liabilities. The Seller has no Liability (and, to the Knowledge of the Seller, there is no basis for any present or future Action, charge, complaint, claim, or demand against the Seller or the Business giving rise to any Liability), except for (a) Liabilities required in accordance with GAAP to be set forth on the Most Recent Balance Sheet, (b) Liabilities that have arisen after the Most Recent Fiscal Month End in the ordinary course of business consistent with past practices (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities resulting from the obligations of the Seller under this Agreement or the Seller Related Agreements, and (d) the Liabilities set forth in Schedule 3.23.

3.24 Permits. Schedule 3.24 contains a true, complete and correct list of all Permits of the Seller. Such Permits constitute all material Permits required by applicable Laws to carry on the Business as currently conducted. All such Permits are valid, and in full force and effect and. The Seller is in compliance in all material respects with the requirements and limitations included in such Permits.

3.25 Disputed Accounts Payable. Except as set forth in Schedule 3.25, there are no (individually or in the aggregate) unpaid invoices or bills representing amounts alleged to be owed by the Seller that the Seller has disputed or determined to dispute or refuse to pay.

3.26 Minute Books. The Seller has made available to Buyer all of the Records of the Seller, all of which are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

3.27 Computer Systems. Except as set forth in Schedule 3.27, none of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Seller in the Business (i) has experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any material disruption or interruption in or to the use of any such systems by the Seller; or (ii) will require the consent or approval of any Person to be transferred to the Buyer in connection with the Closing.

3.28 Inventory. All inventories of the Seller, including, but not limited to, all raw materials, Products, finished product, samples, and Product components or ingredients (collectively, “Inventory”) consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged or defective items that have been written off or written down to fair market value or for which a reasonable reserve has been established. At the Closing, the Inventory will include sufficient quantities as are reasonably necessary for the conduct of the Business in the ordinary course consistent with past practices. The term “Inventory” shall not include out of date, discontinued or non-approved Products set forth on Schedule 3.28. The Seller’s accounting practice with respect to Inventory is to expense the Inventory at the time of purchase.

3.29 Solvency. The Seller is not now insolvent nor will the Seller be rendered insolvent by any of the Transactions. As used in this section, “insolvent” means that the sum of the Seller’s debts and other probable Liabilities exceed the present fair saleable value of the Seller’s assets.

3.30 Product and Service Warranties . Except as set forth on Schedule 3.30 the Seller has made no express warranty to any customer (or end user of the Seller’s goods or Products) as to services or goods provided by the Seller. There is no pending or, to the Knowledge of the Seller, threatened claim alleging any breach of any warranty. The Seller does not have any Liability under any such a warranty that would reasonably be expected to result in Liability to the Seller, individually or in the aggregate, in excess of $5,000. To the Knowledge of the Seller, there have not been any Adverse Events with respect to the Products or the Business.

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3.31 Status. The Seller represents and warrants that (a) it has had an opportunity to discuss the business, management and financial affairs of the Buyer, has had access to, the management of the Buyer, and has had the opportunity to review the information set forth in the Buyer’s public filings and any other information requested by the Seller, and (b) the Buyer will be relying upon the Seller’s representations and warranties set forth herein in issuing the shares of Common Stock of the Buyer as part of the Purchase Price (the “Equity Consideration”) to it, and it is not relying on the advice or recommendations of the Buyer and it has made its own independent decision that the Equity Consideration is suitable and appropriate for the Seller. The Seller further represents and warrants that: (i)(A) it recognizes that ownership of the Equity Consideration involves substantial risks, including a risk of total loss of the value of the Equity Consideration, and has taken full cognizance of and understands all of the risk factors related to the ownership of the Equity Consideration; and (B) it has sufficient knowledge and experience in business and investments, including financial, business and tax matters, to be capable of evaluating the merits and risks of ownership in the Buyer and making an informed decision about ownership in the Buyer; or (ii) it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

3.32 Acquisition for Own Account. This Agreement is made with the Seller in reliance upon Seller’s representations to the Buyer, which by its execution hereof the Seller hereby confirms, that the Equity Consideration to be received by Seller will be acquired for investment for the Seller’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof other than as permitted under the 1933 Act and that it has no present intention of selling, granting participation in, or otherwise distributing the same other than what is permitted under the 1933 Act. By executing this Agreement, the Seller further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to the Equity Consideration.

3.33 No Intention to Distribute. The Seller understand that the Equity Consideration shares have not been registered under the 1933 Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act, and that the Buyer’s reliance on such exemption is predicated in part on the representations set forth herein. The Seller realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Seller has in mind merely acquiring the Equity Consideration shares for a fixed or determined period in the future, or for a market rise, or for sale if the market does not rise. The Seller does not have any such intention.

3.34 No Registration. The Seller understands that the Equity Consideration may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Equity Consideration shares or an available exemption from registration under the 1933 Act, the Equity Consideration must be held indefinitely. In particular, the Seller is aware that the Equity Consideration shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Buyer.

3.35 Restrictions on Transfer. The Seller agrees that in no event will it make a transfer or disposition of any of the Equity Consideration other than pursuant to an effective registration statement under the 1933 Act or a Rule 144 sale in compliance with the terms of such Rule or pursuant to an exemption from the 1933 Act. Buyer shall cooperate with Seller and Seller’s transfer agent in the removal of any legend on the Equity Consideration shares constituting the Equity Consideration to permit the trade or liquidation thereof in the marketplace as permitted under Rule 144 of the 1933 Act, if requested by the Seller.

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article 4: REPRESENTATIONS AND WARRANTIES OF THE BUYER

As of the date hereof and as of the Closing Date, the Buyer hereby represents and warrants to the Seller as follows:

4.1 Organization and Standing. The Buyer is duly organized, validly existing and in good standing under the Laws of the Governmental Body of its incorporation and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the character of its properties owned, operated, or leased or the nature of its properties owned, operated or leased make such qualification necessary except as would not materially and adversely affect the Buyer. The Buyer has the requisite corporate power to own, lease, and operate its properties and to carry on its business as such is now conducted and as is contemplated to be conducted immediately after the Closing.

4.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement and the agreements, documents, certificates and instruments contemplated under this Agreement to which the Buyer is or will be a party (collectively, “Buyer Related Agreements”) and the consummation by the Buyer of the Transactions, are within the power of the Buyer and have been duly authorized by all necessary corporate action by the Buyer and its shareholders and board of directors, and no approval from or notice to any of the shareholders and board of directors of the Buyer is required regarding the same that has not been obtained or given, as applicable. This Agreement and the Buyer Related Agreements have been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes (or, if such agreement is to be executed and delivered at Closing, will constitute) the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3 Absence of Conflicting Agreements; Consents. Neither the execution, delivery or performance of this Agreement and the Buyer Related Agreements, nor the consummation of the Transactions by the Buyer, does or will, after the giving of notice, or the lapse of time or both, or otherwise: (a) contravene, result in a breach of, or constitute a default under, the Organizational Documents of the Buyer; (b) contravene or violate in any material respect any material applicable Law to which the Buyer is a party or by which the Buyer or its assets are bound; (c) contravene in any material respect, or constitute a default in any material respect under, any contract or agreement to which the Buyer is a party or by which the Buyer or its assets are bound; or (d) require the Consent of or notice to any Governmental Authority.

4.4 Capitalization. As of the date hereof, the authorized capital stock of the Buyer consists of 300,000,000 shares of Common Stock, $0.00001 par value. As of the date hereof, approximately 88,764,357 shares of Common Stock are validly issued and outstanding, and each outstanding share of Common Stock is fully paid and nonassessable. As of the date hereof, Buyer has 9,225,000 shares of Common Stock available for future grant pursuant to the Buyer’s 2014 Equity Incentive Plan, (collectively, the “Equity Plan”), (ii) outstanding options to purchase 6,300,000 shares of Common Stock under the Equity Plan, and (iii) no outstanding shares of restricted stock under the Equity Plan. The issued and outstanding shares of Common Stock conform to the description thereof contained in the reports (the “Exchange Act Reports”) filed by the Buyer with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except for options issued under the Equity Plan, the Buyer does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, and there is no commitment, plan or arrangement to issue, any securities or obligations convertible into any shares of capital stock of the Buyer or any such options, rights convertible securities or obligations.

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4.5 Issuance, Sale and Delivery of the Equity Consideration. The Equity Consideration has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any Lien or Encumbrance, other than restrictions of transfer from federal or state securities laws. No preemptive rights or other rights (which have not been waived) to subscribe for or purchase exist with respect to the issuance and sale of the Equity Consideration by the Buyer pursuant to this Agreement.

4.6 Financials. The Buyer’s financial statements (including all notes and schedules thereto) included in the Exchange Act Reports relating to the two year period preceding the date hereof present fairly in all material respects the financial position, results of operations, statements of cash flows and statements of stockholders’ equity and other information purported to be shown therein of the Buyer at the respective dates and for the respective periods to which they apply (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes) and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (except as may be indicated in the notes thereto). Since the date of the most recent financial statements included in the Exchange Act Reports, there has not been any event or condition of any character that, either individually or cumulatively, has or would have a Material Adverse Effect.

4.7 Exchange Act Reports. The Buyer has complied in all material respects with the filing requirements of the SEC under the Exchange Act and all rules and regulations thereunder for the two years preceding the date hereof. As of their respective filing dates, all documents filed by the Buyer with the SEC complied in all material respects with the requirements of the Exchange Act and all rules and regulations thereunder, and none of the Exchange Act Reports, when filed, contained any untrue statement of a material fact or omitted any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.8 Offering Valid. Assuming the accuracy of the representations and warranties of the Seller contained in Article 3 hereof, the offer, sale and issuance of the Equity Consideration will be exempt from the registration requirements of the 1933 Act, and will have been registered or qualified (or exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.9 Brokers. Neither the Buyer nor any of its Affiliates has any Liability to pay any finders’, brokers’ or similar agents’ fees or commissions with respect to the Transactions.

4.10 Litigation. There is no material Action pending or, to the knowledge of the Buyer, threatened against the Buyer or its Affiliates with respect to the Transactions. Neither the Buyer nor any of its Affiliates is subject to any Governmental Order that would alone or in the aggregate materially and adversely affect the ability of the Buyer to close the Transactions or have a material adverse effect on the Business after the Closing Date.

4.11 No Other Representations. The Buyer acknowledges and agrees that except for the representations and warranties contained in Article 3, neither Seller nor Member, nor any of their respective directors, officers, employees, subsidiaries, controlling persons, agents or Affiliates, makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any information relating to the Seller, Member, the Business, the Purchased Assets or the Assumed Liabilities, and the Buyer is not relying, and has not relied, on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article 3.

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article 5: CONDITIONS PRECEDENT TO CLOSING; CLOSING DELIVERABLES

5.1 General Conditions. Consummation of the Transactions shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

(a) No Proceedings. No Action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any Governmental Authority pertaining to the Transactions, the result of which could prevent or make illegal the consummation of the Transactions.

(b) No Order. There shall not be in force any Governmental Order by any Governmental Authority of competent jurisdiction or any Law restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the Transactions.

5.2 Conditions to Closing in Favor of the Buyer . The obligation of the Buyer to consummate the Transactions is subject to the satisfaction, or the written waiver by Buyer, of each of the following conditions on or before the Closing Date:

(a) Representations, Warranties and Covenants. (i) Each representation and warranty of the Seller contained in this Agreement shall be true and correct on and as of the Closing Date in all material respects (except for those representations and warranties which address matters only as of a particular date, which shall have been true and correct as of such particular date and except for representations and warranties that contain “Material Adverse Effect” qualifications and other qualifications based on the word “material,” which shall be true and correct in all respects), and (ii) the Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Seller prior to or as of the Closing.

(b) No Material Adverse Effect. No event or events shall have occurred since the date of this Agreement which individually or in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect on the Seller, the Business or the Purchased Assets.

(c) Officer’s Certificate of the Seller. Buyer shall have received a certificate, validly executed by an executive officer of the Seller for and on its behalf, to the effect that, as of the Closing, (i) the conditions to the obligations of the Buyer set forth in Sections 5.2(a) and (b) hereof have been satisfied to his or her actual knowledge, and (ii) each and every one of the other conditions to the obligations of the Buyer set forth in this Section 5.2 have been satisfied to his or her actual knowledge (unless otherwise waived in accordance with the terms hereof).

(d) FIRPTA Certificate. Buyer shall have received a properly executed certificate of non-foreign status substantially in the form specified in Section 1.1445-2 of the Treasury Regulations from the Seller.

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(e) Consents. Prior to the Closing, the Seller shall obtain the Consents, waivers and approvals, and timely provide notices, under the Contracts, Leases, Permits, real estate leases and other arrangements set forth on Schedule 5.2(e), so as to preserve all rights of, and benefits to, the Buyer thereunder from and after the Closing. To the extent that the rights of the Seller under any Contract or other Purchased Asset to be assigned to Buyer hereunder may not be assigned without the Consent of another Person which has not been obtained as of the Closing, this Agreement will not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Seller, at its expense, will obtain any such required Consent(s) within sixty (60) days of Closing. If any such Consent has not been obtained as of the Closing or if any attempted assignment would be ineffective or would impair the Buyer’s rights under the Contract or Purchased Asset in question so that the Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the Contract or Purchased Asset, will act after the Closing as the Buyer’s agent for the limited purpose of obtaining for it the benefits thereunder and will cooperate, to the maximum extent permitted by Law and the Contract or Purchased Asset, with Buyer in any other reasonable arrangement satisfactory to all parties designed to provide such benefits to the Buyer, and the Buyer will be responsible for the costs and expenses of obtaining such benefits. Notwithstanding the foregoing, any failure to obtain any required Consent, whether or not disclosed by the Seller to the Buyer in the Schedules or otherwise, will not relieve the Seller of its obligation to obtain all such Consents as set forth herein.

(f) Delivery of Documents. The Seller shall have executed and delivered to Buyer all documents, certificates, instruments and schedules required hereunder.

(g) Release of Liens and Encumbrances. Buyer shall have received from the Seller duly and validly executed copies of all agreements, instruments, certificates and other documents, in form and substance acceptable to Buyer, that are necessary or appropriate to evidence the release of all Liens and Encumbrances and satisfy all Indebtedness identified on Schedule 5.2(g).

(h) Employee Matters.

(i) Immediately prior to the Closing, without penalty or Liability to the Buyer, the Seller shall terminate all Employees.

(ii) In connection with Closing, the Seller shall satisfy in cash payments to each Employee all obligations for accrued wages, bonuses, Employee Benefit Plans, independent contractor payments, accrued vacation and sick leave or similar benefits provided to such Employees.

(iii) Nothing in this Agreement or any other Transaction document shall be construed as an obligation of the Buyer to continue the employment of any Employee for any period following the Closing Date. Nothing contained in this Agreement: (i) shall be construed to limit in any way the ability of the Buyer or any of its Affiliates to terminate the employment of any Employee at any time and for any or no reason; (ii) shall be construed to establish, amend or modify any benefit or compensation plan, program, agreement or arrangement; (iii) shall alter or limit the Buyer or any of its Affiliates’ ability to amend, modify or terminate any benefit or compensation plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by the Buyer or any of its Affiliates; (iv) is intended to confer upon any current or former employee (including any Employee) or any other Person any right to a particular term or condition of employment; or (v) is intended to alter or impair any rights an Employee has or may have accrued under any Employee Benefit Plan or Contract. Without limiting the generality of the foregoing, nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties to this Agreement and their respective successors and assigns, including any current or former employees, retirees, or dependents or beneficiaries of employees or retirees.

(i) Name Change. At the Closing, the Seller will deliver to the Buyer a fully executed amendment to the Seller’s Organizational Documents to change its name to a name bearing no resemblance to its present name (including, without limitation, removal of the word “Per-fekt” from such name) and authorize the Buyer to file such amendments with the applicable Governmental Authority on the Seller’s behalf.

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(j) Good Standing and Tax Clearance Certificates. The Seller shall have delivered to Buyer (i) a certificate or certificates dated within five (5) days of the Closing Date of the jurisdiction where the Seller is incorporated and any other jurisdictions where the Seller is qualified as a foreign corporation as to the good standing of the Seller, and (b) tax clearance certificates from applicable taxing authorities as reasonably requested by Buyer.

(k) Intellectual Property Assignment. The Seller shall have delivered to Buyer an executed Intellectual Property Assignment in the form attached hereto.

(l) Other Matters. The Seller shall have delivered to Buyer, in form and substance acceptable to Buyer, such certificates and other evidence as Buyer may reasonably request as to the satisfaction of the conditions contained in this Section 5.2.

5.3 Conditions to Closing in Favor of the Seller. The obligation of the Seller to consummate the transactions to be performed by it at the Closing is subject to the satisfaction, or the written waiver by the Seller, of each of the following conditions on or before the Closing Date:

(a) Representations, Warranties and Covenants. (i) Each representation and warranty of the Buyer contained in this Agreement shall be true and correct on and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall have been true and correct as of such particular date and except for representations and warranties that contain “Material Adverse Effect” qualifications and other qualifications based on the word “material,” which shall be true and correct in all respects), and (ii) the Buyer shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Buyer prior to or as of the Closing.

(b) Officer’s Certificate of the Buyer. The Seller shall have received a certificate, validly executed by an executive officer of the Buyer to the effect that, as of the Closing, (i) the condition to the obligations of the Seller set forth in Section 5.3(a) hereof have been satisfied to his actual knowledge, and (ii) each and every one of the other conditions to the obligations of the Seller set forth in this Section 5.3 have been satisfied to his actual knowledge (unless otherwise waived in accordance with the terms hereof).

(c) Delivery of Documents. The Buyer shall have executed and delivered all documents, certificates, instruments and schedules required hereunder to the Seller.

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article 6: ROYALTY OBLIGATIONS

6.1 Reporting; Audit. Buyer will send Seller an accounting statement reflecting Buyer’s Net Sales for each calendar quarter, along with a computation and payment of Royalty Consideration due, within forty-five (45) days following each calendar quarter. No more than once every twelve (12) months, Seller may audit the books and records of Buyer to ensure that all accountings and payments are accurate, provided that Seller provides Buyer with written notice at least ten (10) days prior to conducting such audit. Seller may not conduct an audit of the same accounting statement more than once. In the event Seller discovers an underpayment following an audit, Buyer shall compensate Seller the total underpayment. Seller is responsible for paying along with the reasonable and verified costs and expenses of said audit, unless the audit uncovers an underpayment of 5% or more in which case Buyer will pay said expenses.

article 7: SURVIVAL; INDEMNIFICATION

7.1 Survival. All of the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing and continue in full force and effect for a period of one (1) year from the Closing Date; provided, however, that (a) the representations and warranties set forth in Section 3.1 (Organization and Standing), Section 3.2 (Authorization; Enforceability), Section 3.4 (Capitalization), Section 3.19 (Brokers; Service Providers), Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Enforceability), and Section 4.9 (Brokers) (such representations and warranties, collectively, the “Fundamental Representations”) shall survive the Closing and continue in full force and effect indefinitely, and (b) the representations and warranties contained in Section 3.13 (Taxes), Section 3.17 (Employee Benefit Plans) and Section 3.18 (Environmental Compliance) shall survive the Closing and continue in full force and effect for six (6) months following the expiration of the applicable statute of limitations with respect thereto. The covenants and agreements of the parties set forth in this Agreement shall survive the Closing until fully performed and discharged. The applicable period of survival set forth in this Section 7.1 is referred to as the “Survival Period.” Any claims as to a breach or default of a representation or warranty under Section 7.2 must be asserted with reasonable specificity in writing by the party making such claim within the applicable Survival Period; provided, that any claim made with reasonable specificity by the Person seeking to be indemnified within the time periods set forth in this Section 7.1 shall survive until such claim is finally and fully resolved.

7.2 Indemnification by the Seller and the Member. The Seller and the Member agree to defend, indemnify and hold harmless, jointly and severally, the Buyer and each of its Affiliates and their respective Affiliates, officers, managers, members, employees, agents, advisors, representatives, and the successors and assigns of the foregoing (each hereinafter referred to individually as a “Buyer Indemnified Person,” and collectively as “Buyer Indemnified Persons”), without duplication, from, against and in respect of all Losses resulting from, arising out of, or caused by any of the following (collectively, “Seller Indemnifiable Matters”):

(a) any breach of any representation or warranty made by the Seller or the Member herein;

(b) any breach by the Seller or the Member of, or failure by the Seller or the Member to perform, carry out or otherwise fulfill or comply with, any of the covenants, agreements, undertakings or obligations contained in this Agreement;

(c) any claim, demand or Action made or filed by any Person that such Person is or was entitled (by contract, employment, or otherwise) to receive any amount or property in such Person’s capacity (or asserted capacity) prior to the date hereof as a holder of equity interests or similar synthetic or contractual interests in the Seller or any predecessor of the Seller;

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(d) the amount of any Taxes owed by the Seller or the members of Seller or that relate to the Business or to the Purchased Assets for any periods on or before the Closing Date;

(e) the amount of any Taxes owed by the Seller or the Shareholders or that relate to the Purchased Assets for any periods on or before the Closing Date;

(f) any Liability arising from the ownership or operation of the Purchased Assets or the Business on or prior to the Closing Date, subject to Sections 2.1(c) and (e);

(g) any Liability with respect to the Excluded Assets;

(h) any Liability with respect to the Excluded Liabilities; and

(i) any claim, demand or Action made or filed by Richard Anderson, or any of his successors, assigns, or Affiliates, that he or they were or are entitled (by contract, employment, or otherwise) to receive any amount or property in his or their capacity (or asserted capacity) prior to the date hereof as a holder of equity interests or similar synthetic or contractual interests in the Seller or any predecessor of the Seller, or arising out of his employment relationship with the Seller or any predecessor of the Seller.

7.3 Indemnification by the Buyer. The Buyer agrees to defend, indemnify and hold harmless, jointly and severally, the Seller and each of its Affiliates and their respective officers, managers, members, employees, agents, advisors, representatives, and the successors and assigns of the foregoing (each hereinafter referred to individually as a “Seller Indemnified Person,” and collectively as “Seller Indemnified Persons”), without duplication, from, against and in respect of all Losses resulting from, arising out of, or caused by any of the following (collectively, “Buyer Indemnifiable Matters”):

(a) any breach of any representation or warranty made by the Buyer herein; and

(b) any breach by the Buyer of, or failure by the Buyer to perform, carry out or otherwise fulfill or comply with, any of the covenants, agreements, undertakings or obligations contained in this Agreement.

7.4 Limitations on Indemnification .

(a) Notwithstanding the foregoing provisions of this Article 7 and except as set forth in Section 7.4(d), the Seller and the Member shall not be required to defend, indemnify or hold the Buyer Indemnified Persons harmless under Section 7.2 unless and until the aggregate Losses for which the Seller and the Member are liable thereunder exceed a cumulative aggregate amount of $20,000 (the “Basket”), in which event the Buyer Indemnified Persons (as a group) shall, subject to the other limitations herein, be indemnified by the Seller and the Member for all such Losses including the amount of the Basket. Except as set forth in Section 7.4(d), the aggregate liability of the Seller and the Member on account of any Seller Indemnifiable Matters shall be limited to an aggregate amount equal to the Purchase Price (the “Cap”).

(b) Notwithstanding the foregoing provisions of this Article 7 and except as set in Section 7.4(d), the Buyer shall not be required to defend, indemnify or hold the Seller Indemnified Persons harmless under Section 7.3 unless and until the aggregate Losses for which the Buyer is liable thereunder exceed the Basket, in which event the Seller Indemnified Persons (as a group) shall, subject to the other limitations herein, be indemnified by the Buyer for all such Losses including the amount of the Basket. Except as set forth in Section 7.4(d), the aggregate liability of the Buyer on account of Buyer Indemnifiable Matters shall be limited to an aggregate amount equal to the Cap.

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(c) Notwithstanding the foregoing provisions of this Article 7 and except as set in Section 7.4(d), no party shall be entitled to indemnification under this Article 7 with respect to incidental damages, special damages, exemplary damages, or punitive damages (other than such incidental, special, exemplary, or punitive damages recoverable by a third party pursuant to a Third Party Claim).

(d) Notwithstanding the foregoing, (i) neither the Cap nor the Basket shall apply to Losses resulting from, arising out of, or caused by (1) a breach by the Buyer, the Seller or the Member of a Fundamental Representation or (2) the Seller and the Member’s indemnity obligations set forth in Sections 7.2(c), (d), (e), (f), (g), or (h), and (ii) none of the Cap, the Basket nor the limitations of Section 7.4(c) shall apply to Losses directly or indirectly incurred in connection with or as a result of fraud by any of the Buyer, the Seller or the Member.

(e) All references in this Agreement to “materiality,” “in all material respects,” “Material Adverse Effect” and other terms derived therefrom shall be disregarded for purposes of determining the amount of Losses for which a party shall be indemnified under this Article 7.

7.5 Indemnification Procedures. The procedures for indemnification under this Agreement shall be as follows:

(a) The Buyer Indemnified Person(s) or the Seller Indemnified Person(s), as applicable (either, a “Claimant”), shall promptly give notice to the party from which indemnification is claimed (the “Indemnifying Party”) of any demand, suit, assertion of liability, Action or claim (a “Claim”). If the Claim relates to an Action filed by another Person against the Claimant (a “Third Party Claim”), then such notice shall be given by the Claimant within five (5) Business Days after written notice of such Action was received by the Claimant and shall include true, correct and complete copies of all Claim notices and documents; provided, however, that the failure or delay of the Claimant to provide any such notice shall not release the Indemnifying Party from any of its obligations under this Article 7 unless (and then solely to the extent that) the Indemnifying Party is actually prejudiced by such delay.

(b) With respect to Claims solely between the parties, following receipt of written notice from the Claimant of a Claim, stating with reasonable specificity the factual basis of such Claim, the Indemnifying Party shall have forty-five (45) days to make such investigation of the Claim as the Indemnifying Party reasonably deems necessary or desirable, and the Claimant agrees to make available to the Indemnifying Party and its authorized representatives all information relevant and necessary to substantiate the Claim, except to the extent any attorney-client privilege would thereby be vitiated. If the Claimant and the Indemnifying Party agree at or prior to the expiration of such forty-five (45) day period to the validity and amount of such Claim, then, subject to Section 7.6, the Indemnifying Party shall promptly pay to the Claimant, or if applicable deduct from the Royalty Consideration, when due, the full amount of the Claim, subject to the terms and limitations hereof. If the Claimant and the Indemnifying Party agree at or prior to the expiration of such forty-five (45) day period to the validity and amount of such Claim, but (i) the Claim is subject to the Basket and (ii) the Claim, together with all previous valid Claims, does not cause the Basket to be met or exceeded, then the Indemnifying Party need not pay to the Claimant any monies with respect to such Claim, but the full amount of the Claim shall be added to the Basket, subject to the terms and limitations hereof. If the Claimant and the Indemnifying Party do not reach any such agreement within such forty-five (45) day period, then the Claimant may seek an appropriate remedy at law or in equity, as applicable, subject to the terms and limitations hereof.

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(c) With respect to any Third Party Claim, the Indemnifying Party shall be entitled to assume and maintain control of the defense and settlement of such Third Party Claim; provided, however, that, the Claimant shall be entitled to reasonably participate in the defense of such Third Party Claim and to employ counsel, at its own expense, to assist in the handling of such Third Party Claim. So long as the Indemnifying Party is defending diligently and in good faith any such Third Party Claim, Claimant shall not settle or compromise such claim or demand. The Indemnifying Party shall have the power and authority to settle or consent to the entry of judgment of such Third Party Claim in its sole discretion, provided that the Indemnifying Party shall not settle or compromise any Third Party Claim without the consent of Claimant if the judgment or settlement (i) would result in the payment by Claimant of money damages for which Claimant is not entitled to indemnification hereunder or other equitable relief against Claimant, or (ii) does not include a full and complete release of Claimant from any and all liability thereunder.

7.6 Set-Off of Recovery by Buyer Indemnified Persons. The amount of any indemnifiable Loss that (x) the Seller or the Member agree in writing is due and payable to the Buyer Indemnified Persons pursuant to this Article 7 or (y) a court of competent jurisdiction or arbitrator finally determines is due and payable by the Seller or the Member to the Buyer Indemnified Persons pursuant to this Article 7, shall be paid or offset in the following order and priority:

(a) First, such indemnifiable Losses shall be paid out of amounts payable as Royalty Consideration, if any, payable in the next two installments (or, at the Buyer’s election, future installments); and

(b) Second, in the event that the amounts payable as Royalty Consideration in the next two installments (or, at the Buyer’s election, future installments) is not sufficient to fully pay all such indemnifiable Losses, any shortfall may be satisfied by payment from the Seller or the Member to the applicable Buyer Indemnified Persons.

7.7 Withholding Rights. Each party shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the relevant payee in respect of which such deduction and withholding was made.

7.8 Determination of Loss Net of Other Recoveries. The amount of Losses recoverable by any Claimant hereunder with respect to a particular Claim shall be net of any amounts actually recovered or recoverable from insurance recoveries with respect thereto, less any costs related to obtaining such recoveries.

7.9 Exclusive Remedy. Following the Closing, the indemnification and other remedies set forth under this Article 7 shall constitute the sole and exclusive remedies of the parties with respect to any matters arising under or relating to this Agreement, except in the case of fraud by any party or the right of any party to seek injunctive or other equitable relief pursuant to Section 8.13.

7.10 Tax Treatment. For purposes of Tax reporting, the parties shall treat all payments and set-off made by or deemed to be made by a party under this Article 7 as adjustments to the consideration paid by the Buyer, unless otherwise required by applicable Law.

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article 8: MISCELLANEOUS

8.1 Entire Agreement; Amendment. This Agreement, the Schedules and Exhibits hereto and all documents and certificates executed and delivered pursuant to this Agreement constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements (including any term sheet, letter of intent, or confidentiality or non-disclosure agreement between or among the parties or their respective Affiliates), understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other covenants or agreements between or among the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement or provision hereof shall be binding unless executed in writing by the party to be bound thereby.

8.2 Extension; Waiver. At any time prior to the Closing, the Seller, on the one hand, and the Buyer, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.3 Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party to this Agreement may, directly or indirectly, by merger, operation of law, or otherwise, assign either this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that the Buyer or Seller may, without the consent of the other Party assign all or any portion of its rights under this Agreement and the related documents delivered at Closing at any time to an Affiliate, which for this purpose shall include any equity owner of Seller, or, on or after the Closing, any other Person in connection with a sale of all or substantially all of its assets, or the Business, however effected. Any purported assignment or delegation in violation of the preceding provisions of this Section 8.3 will be null and void.

8.4 Notices. All communications, notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) sent by confirmed facsimile, electronic mail, delivered by personal delivery or sent by commercial delivery service or certified mail, return receipt requested, (c) deemed to have been given on the date sent by facsimile or electronic mail if sent on a Business Day before 5:00 p.m. local time of the recipient, and if not then on the next Business Day immediately thereafter; the date of personal delivery; or the date set forth in the records of the commercial delivery service or on the return receipt, and (d) addressed as follows, unless and until any of such parties notifies the other in accordance with this Section 8.4 of a change of address or change of facsimile number:

(i) If to the Seller:

Perfekt Beauty Holdings LLC

6059 Bristol Parkway

Culver City, California 90230 USA

Attention: Maurice Rasgon

Telephone No. (310) 397-9300

Facsimile No.: (310) 397-9399

E-mail: Maurice@cdgla.net

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With a required copy that shall not constitute notice to:

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Christopher D. Ivey

Telephone No.: (949) 725-4121

Facsimile No.: (949) 823-5121

E-mail: civey@sycr.com

(ii) If to the Member:

CDG Holdings, LLC

6059 Bristol Parkway

Culver City, California 90230 USA

Attention: Maurice Rasgon

Telephone No. (310) 397-9300

Facsimile No.: (310) 397-9399

E-mail: Maurice@cdgla.net

With a required copy that shall not constitute notice to:

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Christopher D. Ivey

Telephone No.: (949) 725-4121

Facsimile No.: (949) 823-5121

E-mail: civey@sycr.com

(iii) If to the Buyer:

Synergy CHC Corp.

865 Spring Street

Westbrook, ME 04092

Attention; President

Telephone No.______________

Facsimile No.:_______________

E-mail:_________________________

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With a required copy that shall not constitute notice to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attention: Zachary R. Bishop

Telephone No.: (919) 781-4000

Facsimile No.: (919) 781-4865

E-mail: zbishop@wyrick.com

8.5 Counterparts. This Agreement may be executed and delivered in several counterparts, each of which shall be deemed original, but such counterparts shall together (when executed and delivered) constitute but one and the same instrument. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile or other electronic transmission in Adobe portable document format (also known as “PDF”), and any such counterpart executed and delivered via facsimile or other electronic transmission in PDF shall be deemed an original for all intents and purposes. Any party who delivers such a signature page agrees to later deliver an original executed counterpart to any party who requests it, promptly upon request.

8.6 Headings. The Table of Contents and Article, Section and other headings set forth in this Agreement and the Schedules and Exhibits hereto are inserted or used for convenience of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

8.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable Law so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

8.8 No Reliance. Except as expressly set forth in this Agreement, no Person other than any party hereto is entitled to rely on any of the representations, warranties, covenants, agreements, rights or remedies of the parties under or by virtue of this Agreement. No party assumes any Liability to any such other Person because of any reliance on the representations, warranties, agreements, rights or remedies of the parties under or by virtue of this Agreement.

8.9 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed, construed and enforced in accordance with the Laws of the State of Delaware applicable to contracts made and performed in that State without giving effect to any choice or conflict of law principle, provision or rule, including all matters of construction, interpretation, validity and performance.

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(b) Each party acknowledges and agrees that any Actions (in contract, in tort or otherwise) arising out of or relating to this Agreement, any transactions contemplated hereby, any relationships between or among the parties hereunder and any disputes with respect to any of the foregoing is likely to involve complicated and difficult issues, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY MAY SEEK A JURY TRIAL IN ANY ACTION, LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 8.9(b) HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS WILL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION 8.9(b) WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

8.10 Consent to Jurisdiction and Service of Process. EACH PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS SUCH COURT DEEMS APPROPRIATE. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 8.4 OF THIS AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR FIVE BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

8.11 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement, and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

8.12 Expenses. Each party shall bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions.

8.13 Specific Performance. The parties hereto acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including such party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder.

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8.14 Publicity. The Seller and the Member shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of Buyer. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent any party, after notification to the other party to the extent legally permissible, from making any announcement or publication required by applicable Law or from making any filings with Governmental Authorities that, based on advice of legal counsel, is required in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

8.15 Further Assurances. From time to time after the Closing Date, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment, transfer, acceptance and assumption, and take such further action as the requesting party may reasonably request in order to fully effectuate the purposes, terms and conditions of this Agreement. Subject to the terms and conditions provided in this Agreement, following the Closing, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

8.16 Sales, Transfer and Documentary Taxes, etc.. The Seller will pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets in accordance herewith whether imposed by law on the Seller or the Buyer, and the Seller and the Members will indemnify, reimburse and hold harmless the Buyer in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

* * * * *

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;

THE SIGNATURE PAGES FOLLOW

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the day and year first written above.

SELLER:

Perfekt Beauty Holdings LLC

By:
_______________, President

MEMBER:

CDG Holdings LLC

By:

Name:

Its:

BUYER:

Synergy CHC Corp.

By:
Jack Ross, Chief Executive Officer

Signature Page to Asset Purchase Agreement

ANNEX A

Defined Terms

Capitalized terms used in the Agreement to which this Annex A is attached shall have (unless the context shall otherwise require) the following respective meanings, and all references to Sections, Exhibits or Schedules in the following definitions shall refer to Sections, Exhibits or Schedules of or to the Agreement:

“Action” shall mean any claim, demand, charge, complaint, notice, action, suit, litigation, arbitration, inquiry, proceeding or investigation of any matter by or before any Governmental Authority.

“Adjustment Amount” means the aggregate value of the of the following items as of the close of business on the day prior to the Closing Date: (i) the wholesale value of the Seller’s useable, new and unsold Inventory; (ii) the dollar amount equal to $56,085.57; and (iii) the dollar amount (expressed as a positive number) of certain collectible accounts receivable of the Seller.

“Adverse Event” means any untoward or negative occurrence (including, without limitation, physical injury) related to the Business or the use of the Products.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common Control with such Person.

“Agreement” shall mean this Asset Purchase Agreement, together with the Schedules and Exhibits attached hereto, as the same shall be amended and/or supplemented from time to time in accordance with the terms hereof.

“Annual Financial Statements” shall have the meaning set forth in Section 3.9(a).

“Assumed Contracts” shall have the meaning set forth in Section 2.1(c).

“Assumed Liabilities” shall have the meaning set forth in Section 2.1(c).

“Basket” shall have the meaning set forth in Section 7.4(a).

“Business” shall have the meaning set forth in the recitals.

“Business Day” shall mean any day excluding Saturdays, Sundays and any day that banking institutions located in New York City are authorized or required by applicable Law or other action of a Governmental Authority to close.

“Buyer” shall have the meaning set forth in the preamble.

“Buyer Indemnifiable Matters” shall have the meaning set forth in Section 7.3.

“Buyer Indemnified Person” shall have the meaning set forth in Section 7.2.

“Buyer Related Agreements” shall have the meaning set forth in Section 4.2.

“CDG” shall have the meaning set forth in the preamble.

“Cap” shall have the meaning set forth in Section 7.4(a).

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“Claim” shall have the meaning set forth in Section 7.5(a).

“Claimant” shall have the meaning set forth in Section 7.5(a).

“Closing” shall have the meaning set forth in Section 2.5.

“Closing Date” shall have the meaning set forth in Section 2.5.

“Closing Payment” shall have the meaning set forth in Section 2.2(b)(ii).

“Closing Schedule” shall have the meaning set forth in Section 2.3(a).

“COBRA” shall have the meaning set forth in Section 3.17(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Consents” shall mean the consents, permits or approvals of, and filings or notices to, Government Authorities and other Persons necessary to consummate the Transactions.

“Contracts” shall mean all contracts, leases, arrangements, indentures, notes, bonds, mortgages, guarantees, loans, instruments, commitments or other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments, supplements, restatements, extensions and other modifications thereto), of the Seller or to which the Seller is a party and that are in effect as of the date of this Agreement.

“Control” (including, with correlative meanings, the terms “controlled by,” “controlling” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Employees” shall have the meaning set forth in Section 3.16(a).

“Encumbrance” means any claim, charge, easement, encumbrance, lease, covenant, security interest, mortgage, Lien, option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), or other encumbrance whatsoever, whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

“Environmental Laws” shall mean any and all federal, state, provincial and local Laws, rules and regulations, including statutes, regulations, ordinances, codes, orders and rules, as amended, any judicial or administrative interpretation thereof, including any consent decree or judgment, relating to pollution or the protection of the environment, natural resources, or natural resource damages, including those relating to the Release, use, handling, transportation, treatment or storage of Hazardous Materials. Environmental Laws include the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Insecticide, Fungicide & Rodenticide Act, the Toxic Substances Control Act, the Federal Oil Pollution Act of 1990, the Federal Safe Drinking Water Act, the Federal Noise Control Act of 1972, the Federal Pollution Prevention Act of and 1990, and the Federal Emergency Planning & Community Right-To-Know Act, each as amended, and regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency and regulations of any state department of natural resources or state environmental protection agency. Environmental Laws also include any permit, approval, license or other authorization required under any applicable Environmental Law.

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“Equity Plan” shall have the meaning set forth in Section 4.4.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Purchase Price” shall have the meaning set forth in Section 2.2(a)(i).

“Exchange Act” shall have the meaning set forth in Section 4.4.

“Exchange Act Reports” shall have the meaning set forth in Section 4.4.

“Excluded AR” shall have the meaning set forth in Section 2.3(a)(iii).

“Excluded Assets” shall have the meaning set forth in Section 2.1(a).

“Excluded Liabilities” shall have the meaning set forth in Section 2.1(d).

“Exhibits” shall mean those exhibits referenced in this Agreement, which exhibits are hereby incorporated and made a part hereof.

“Final Adjustment Amount” shall have the meaning set forth in Section 2.3(a)(i).

“Final Adjustment Amount Overage” means the amount, if any, by which Final Adjustment Amount exceeds the Preliminary Adjustment Amount.

“Final Adjustment Amount Underage” means the amount, if any, by which Final Adjustment Amount is less than Preliminary Adjustment Amount.

“Final Closing Payment” shall have the meaning set forth in Section 2.3(a)(ii).

“Financial Statements” shall have the meaning set forth in Section 3.9(a).

“FLSA” shall have the meaning set forth in Section 3.16(a).

“Fundamental Representations” shall have the meaning set forth in Section 7.1.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States.

“Governmental Authority” means (i) any federal, state, provincial, regional, county, city, municipal or local government, whether foreign or domestic or (ii) governmental or quasi-governmental authority of any nature, including any regulatory or administrative agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts, public utilities, sewer authorities and any supra-national organization, state, county, city or other political subdivision.

“Governmental Order” shall mean any order, writ, judgment, citation, injunction, decree, ruling, charge, stipulation, determination or award entered by any Governmental Authority.

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“Guarantee” means any Contract of guarantee, assumption or endorsement or any other like commitment of the obligations, liabilities (fixed, contingent or otherwise) or indebtedness of another Person.

“Hazardous Material” shall mean (i) any material, substance or waste defined or regulated as hazardous or toxic or as a pollutant or contaminant, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., or any other applicable Environmental Laws, including toxic materials or harmful physical agents, as defined in the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., and (ii) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos, and polychlorinated biphenyls and toxic mold.

“Health and Safety Laws” shall mean any and all federal, state and local Laws, rules and regulations, including statutes, regulations, ordinances, codes, orders and rules, as amended, any judicial or administrative interpretation thereof, including any consent decree or judgment, relating to health and safety, including those relating to worker health and safety. Health and Safety Laws include the Occupational Safety and Health Act of 1970, as amended, and regulations of the Occupational Safety and Health Administration and of any similar state department or agency. Health and Safety Laws also include any permit, approval, license or other authorization required under any applicable Health and Safety Laws.

“Immigration Laws” shall have the meaning set forth in Section 3.16(d).

“Indebtedness” shall mean any of the following Liabilities: (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt instrument, (iii) any Liability with respect to deferred compensation, bonuses or commissions or the buy-out or earn-out payments or for the deferred purchase price of property or the provision of services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, whether accrued or otherwise, (iv) any commitment by which a Person insures a creditor against loss, (v) any outstanding letters of credit, indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse) and any other off-balance sheet indebtedness, (vi) any Liabilities under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, (vii) bank overdrafts or checks issued in excess of deposits, (viii) any amounts payable by the Seller, including with respect to accrued and unpaid dividends or other amounts due with respect to the equity interests of the Seller, (ix) any costs, fees, expenses or other Liabilities of the Seller (to the extent not paid prior to the Closing Date) incurred in connection with, or otherwise triggered in whole or in part by, the Transactions, (x) any accrued interest (payable or otherwise), prepayment penalties or obligations, premiums or make-whole amounts related to any of the foregoing clauses and (xi) guarantees in respect of any obligations of the type described in the foregoing clauses (i) through (x) of this definition.

“Indemnifying Party” shall have the meaning set forth in Section 7.5(a).

“Independent Auditor” shall have the meaning set forth in Section 2.3(d).

“Independent Contractors” shall have the meaning set forth in Section 3.16(b).

“Information Privacy Laws” shall have the meaning set forth in Section 3.17(f)

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“Intellectual Property” shall mean all (i) inventions and discoveries (whether or not patentable or reduced to practice), patents, patent applications, invention disclosures and statutory invention registrations, (ii) Trademarks, (iii) published and unpublished works of authorship, whether copyrightable or not, including websites, software programs, programming material and jingles, copyrights therein and thereto, registrations, applications, renewals and extensions therefor and thereof, and any and all rights associated therewith, email addresses, phone and fax numbers, marketing materials, business names, source codes, object codes, computer software programs, databases, (iv) confidential and proprietary information, including trade secrets, know-how, invention rights, methods, designs, processes, procedures and technology, (v) rights of privacy and publicity, and (vi) the entire Business marketing database consisting of all available customer information and all marketing, advertising and promotional materials, including logos, colors, videos, booklet designs, catalogs, solicitations, email templates, advertisements and all other Business marketing materials (whether in draft or final form) (collectively, the “Marketing Materials”) (vii) all domain names and (viii) any and all other proprietary rights, in each case, whether written or unwritten, and all goodwill associated with, and all derivatives, improvements and refinements of, any of the foregoing.

“Interim Financial Statements” shall have the meaning set forth in Section 3.9(a).

“Inventory” shall have the meaning set forth in Section 3.28.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge of the Seller” shall mean the actual knowledge, after reasonable inquiry of the affairs, properties and business of the Seller, of Maurice Rasgon and Alison Kohlenstein.

“Law” shall mean any constitution, treaty, statute, law, ordinance, regulation, judgment, decree, injunction, ruling, Governmental Order, rule, requirement, stipulation or determination issued, promulgated or entered by or with any Governmental Authority (including common law).

“Leases” shall have the meaning set forth in Section 3.8(b).

“Liability” shall mean any liability or obligation, whether known or unknown, whether asserted or unasserted, whether absolute, contingent, fixed or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, regardless of when asserted, including any liability arising under any Law, Action or Governmental Order and any liability for Taxes.

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, adverse claim of ownership or use, lease, option, easement, reversion, violation, adverse claim, servitude, hypothecation, restriction on transfer (such as a right of first refusal or other similar right), defect of title, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any assets or property.

“Losses” shall mean all losses, damages, amounts paid in settlement, costs, expenses, fines, deficiencies, Liabilities, obligations, Taxes and Actions (whether or not resulting from Third Party Claims), including interest and penalties with respect thereto and out of pocket expenses and reasonable attorneys’ and accountants’ fees.

“Marketing Materials” shall have the definition set forth in the definition of Intellectual Property.

“Material Adverse Effect” shall mean any event, change, circumstance, occurrence, effect or state of facts that has, or could reasonably be expected to have, individually or in the aggregate with all other effects, changes and events, a materially adverse effect or impact on (i) the condition (financial or otherwise), assets, results of operations, customer or employee relations, prospects or cash flow of the Buyer or Seller, as applicable, or (ii) the ability of the Buyer or Seller, as applicable, to perform its obligations under this Agreement.

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“Material Contracts” shall have the meaning set forth in Section 3.6(a).

“Member” shall have the meaning set forth in the preamble.

“Most Recent Balance Sheet” shall have the meaning set forth in Section 3.9(a).

“Most Recent Fiscal Month End” shall have the meaning set forth in Section 3.9(a).

“Negotiation Period” shall have the meaning set forth in Section 2.3(d).

“Net Sales” shall mean total invoiced billing for sales of only Products sold under the “Per-fekt” mark, less (i) freight and transportation (not to exceed 10%), (ii) all trade, quantity and cash discounts, (iii) all credits and allowances actually granted on Products due to returns including warranty replacements, rejections, billing errors, and retroactive price reductions, and (iv) sale, value-added and use taxes, and equivalent taxes actually paid on Products.

“Notice of Concurrence” shall have the meaning set forth in Section 2.3(b).

“Notice of Disagreement” shall have the meaning set forth in Section 2.3(b).

“Organizational Documents” shall mean the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Organizational Documents” of a corporation are its articles or certificate of incorporation and bylaws, the “Organizational Documents” of a limited partnership are its certificate of limited partnership and limited partnership agreement and the “Organizational Documents” of a limited liability company are its articles of organization and operating agreement.

“Buyer” shall have the meaning set forth in the preamble.

“PDF” shall have the meaning set forth in Section 8.5.

“Permit” shall mean any franchise, grant, authorization, agreement, license, permit, qualification, registration, easement, variance, exception, consent, clearance, certificate, approval, order, underground storage tank or other trust fund coverage or similar rights issued, granted or obtained by or from any Governmental Authority.

“Permitted Encumbrance” shall mean: (i) Liens for Taxes not yet due and payable; (ii) materialmen’s, mechanics’, workmen’s, repairmen’s, landlord’s or other like non-consensual Liens arising in the course of construction or in the ordinary course of operations or maintenance and securing amounts not yet due and payable or which are being contested in good faith and by appropriate proceedings, if appropriate reserves or accruals with respect thereto are maintained in accordance with GAAP; and (iii) easements, rights-of-way, zoning, building codes and other encumbrances on Real Property which do not interfere with the business conducted thereon.

“Person” shall mean any natural person, general or limited partnership, corporation, firm, limited liability company or partnership, association, trust or other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Authority, or other legal entity.

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“Preliminary Adjustment Amount” has the meaning set forth in Section 2.2(d).

“Products” shall have the meaning set forth the recitals.

“Purchase Price” shall have the meaning set forth in Section 2.2(a).

“Purchased Assets” shall have the meaning set forth in Section 2.1(a).

“Records” shall mean all books of account, files, databases, documents and other records in the Seller’s possession or control pertaining to the Business.

“Related Parties” shall have the meaning set forth in Section 3.20.

“Release” shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

“Remedial Action” shall mean all action to (i) clean up, remove, treat or handle in any other way Hazardous Materials in the environment; (ii) restore or reclaim the environment or natural resources; (iii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the environment; (iv) abate, encapsulate or remove any Hazardous Materials containing any building material, facility, equipment or transformer; or (v) perform remedial investigations, feasibility studies, corrective actions, closures and postremedial or postclosure studies, investigations, operations, maintenance and monitoring.

“Royalty Consideration” shall have the meaning set forth in Section 2.2(c).

“SEC” shall have the meaning set forth in Section 4.4.

“Schedules” shall have the meaning set forth in the preamble of Article 3 and are hereby incorporated herein and made a part hereof.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Self-Insured Employee Plan” shall have the meaning set forth in Section 3.17(l).

“Seller” shall have the meaning set forth in the preamble.

“Seller Equity Interests” shall have the meaning set forth in Section 3.4.

“Seller Indebtedness Amount” shall have the mening set forth in Section 2.2(b)(i).

“Seller Indemnifiable Matters” shall have the meaning set forth in Section 7.2.

“Seller Indemnified Persons” shall have the meaning set forth in Section 7.3.

“Seller Intellectual Property” shall have the meaning set forth in Section 3.7(a).

“Seller Leased Real Property” shall have the meaning set forth in Section 3.8(a).

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“Seller Related Agreements” shall have the meaning set forth in Section 3.2.

“Subsidiary” of any party shall mean any Person of which (i) 50% or more of the outstanding voting securities are directly or indirectly owned by such party or one of its Subsidiaries; (ii) such party or any Subsidiary of such party is a general partner, managing member or managing director; or (iii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or any similar governing body.

“Survival Period” shall have the meaning set forth in Section 7.1.

“Tax” shall mean any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, customs, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Code Section 59A), capital stock, franchise, profits, inventory, withholding, social security (or similar), unemployment, disability, real property, personal property, ad valorem, sales, use, transfer, registration, value-added, alternative or add on minimum, estimated or other tax levy, duty, impost, fee or similar charge of any kind whatsoever imposed by any Governmental Authority, including any interest, penalty, fine or addition thereto or imposed in connection therewith, whether disputed or not.

“Tax Return” shall mean any return, report, claim for refund, estimate, statement, form or other document (including elections, declarations, amendments, schedules, information returns or attachments thereto) relating to or required to be filed with a Governmental Authority or other Person with respect to Taxes.

“Third Party Claim” shall have the meaning set forth in Section 7.5(a).

“Trademarks” shall mean trademarks, service marks, domain names, uniform resource locators, websites, trade dress, slogans, logos, symbols, trade names, brand names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith.

“Transactions” shall have the meaning set forth in Section 3.2.

“Treasury Regulations” shall mean the final and temporary regulations promulgated by the United States Department of the Treasury under and pursuant to the Code.

“WARN Act” shall have the meaning set forth in Section 3.16(g).

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